UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported)  December 14, 2001


AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)


DELAWARE	                   1-8747         43-1304369
(State or other jurisdiction (Commission     (IRS Employer
  of incorporation)	     File Number)  Identification No.)




106 W. 14TH  STREET
P.O. Box 219615
Kansas City,  Missouri	     64121-9615
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code
(816) 221-4000









Item 5. Other Events.

	Attached as Exhibit 99.1 and incorporated into this Item 5 by reference is a press release dated December 14, 2001, which was issued by AMC Entertainment Inc., announcing it has filed a registration statement with the Securities and Exchange Commission relating to an offering of common stock.

	The registration statement discloses that we also intend to make an offering of approximately $150 million of senior subordinated notes to qualified institutional buyers under Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. The issuance of the senior subordinated notes has not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


Item 7. Financial Statement and Exhibits.

Exhibits:


99.1	December 14, 2001 Press Release


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		AMC ENTERTAINMENT INC.



Date:	December 19, 2001

By: 	______________________
Craig R. Ramsey
Senior Vice President, Finance,
Chief Financial Officer and
Chief Accounting Officer